UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

Opendoor Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39253	30-1318214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 N. Scottsdale Road, Suite 1000
Tempe, AZ	85288
(Address of principal executive offices)	(Zip Code)

(480) 618-6760
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OPEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2025, Opendoor Technologies Inc. (the “Company”) announced the appointment of Christy Schwartz as the interim Chief Financial Officer of the Company, effective as of September 30, 2025, replacing Selim Freiha, the Company’s Chief Financial Officer. On September 18, 2025, the Company and Mr. Freiha agreed that Mr. Freiha would depart from such position effective September 19, 2025. Ms. Schwartz’s appointment as interim Chief Financial Officer will conclude on the earlier of (i) May 15, 2026, or (ii) 30 days from the appointment of a Chief Financial Officer.

Ms. Schwartz, age 46, served as the Company’s interim Chief Financial Officer from December 2022 to November 2024, and its Chief Accounting Officer from March 2021 to May 2025. Prior to that, she served as the Company’s Vice President, Corporate Controller from August 2016 to March 2021. Ms. Schwartz received her M.S. degree in Accounting from the University of Virginia and B.S. degree in Business Administration from the University of California, Berkeley.

In connection with her appointment as interim Chief Financial Officer, Ms. Schwartz and the Company entered into an offer letter, dated September 18, 2025 (the “Schwartz Offer Letter”). Pursuant to the Schwartz Offer Letter, Ms. Schwartz is entitled to an annual base salary of $1,200,000. In addition, subject to the approval of the Board, the Schwartz Offer Letter provides that Ms. Schwartz will be granted an award of 400,641 restricted stock units (“RSUs”). The RSUs will vest in three equal installments on each of November 15, 2025, February 15, 2026 and May 15, 2026. The Schwartz Offer Letter further provides that, if Ms. Schwartz’s employment is terminated by the Company other than for cause prior to May 15, 2026, if she resigns 30 days after the Company hires a Chief Financial Officer, or if she terminates her employment for any reason subsequent to May 15, 2026, she will be entitled to (i) a lump sum cash payment equal to the difference between $1,200,000 and any salary (before taxes, deductions, and withholdings) already paid under the Schwartz Offer Letter, and (ii) accelerated vesting of any outstanding unvested portion of the foregoing RSUs. In addition, Ms. Schwartz will enter into an Indemnification Agreement based on the form previously approved by the Board and entered into with the Company’s other executive officers.

Ms. Schwartz does not have any family relationships with any of the Company’s directors or executive officers. Ms. Schwartz is not party to any transactions of the type described in Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opendoor Technologies Inc.

Date: September 19, 2025	By:	/s/ Kaz Nejatian
	Name:	Kaz Nejatian
	Title:	Chief Executive Officer

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